UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2007
(Date of earliest event reported)

Tripos, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-23666	43-1454986
(State of other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1699 South Hanley Rd.
St. Louis, MO	63144	(314) 647-1099
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.Other Events.

On November 8, 2007, the Company issued a press release announcing the commencement of its initial liquidating dissolution pursuant to the plan of dissolution previously approved by the shareholders. The Company confirmed that the initial liquidating distribution would be $0.47 per share plus an uncertificated interest in the liquidating trust formed for the disposition of all remaining assets and liabilities following the initial distribution to shareholders. The assets of the liquidating trust, as ultimately realized by the trustees, will be used to satisfy any remaining liabilities of the Company, pending distribution to shareholders.

In addition, the press release confirmed that the Company closed its stock transfer books as of close of business on November 8, 2007. Trades initiated before the close of business on November 8, 2007 will be settled, but record transfers of stock initiated after that time will not be processed.

A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, the Company’s future prospects, including: (1) the Company’s ability to satisfy its creditors out of resources currently available; (2) the ultimate amount of net assets available for distribution to shareholders, immediately or in the future; (3) the ability of the liquidating trustees to collect and liquidate all remaining assets on favorable terms; and (4) the ultimate determination of the amount of taxes payable to U.S. and foreign tax authorities. In particular, the Company’s ability to make distributions to its shareholders is subject to the risk that the Company incurs additional liabilities that the Company does not now anticipate, that the Company’s expenses prove higher than expected, that the settlement of the Company’s liabilities are higher than expected or that the distributions are delayed. These statements are based upon numerous assumptions that the Company cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the Company’s filings with the SEC, including, without limitations, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and those matters described from time to time in the Company’s periodic filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, Tripos does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, and the Company plans to deregister as a reporting company with the SEC on or before November 14, 2007.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

99.1Tripos, Inc. press release dated November 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007	TRIPOS, INC.

	By:	/s/ John P. McAlister
John P. McAlister
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Tripos, Inc. press release dated November 9, 2007.